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Exhibit 16.01 - Letter from SHUBITZ ROSENBLOOM & CO., P.A. dated April 7, 2003


                         SHUBITZ ROSENBLOOM & CO., P.A.
                          Certified Public Accountants
                                     Members
         American and Florida Institutes of Certified Public Accountants
                    AICPA/ Private Companies Practice Section

      Howard Rosenbloom, CPA, MBA          Sabal Chasse Professional Center
        Leonard Alan Shubitz, CPA            11428 Southwest 109th Road
            ----------------                  Miami, Florida 33176-3148
         Jerry L. Fiengold, CPA                    ---------------
                                              Telephone (305) 596-0000
                                                Fax (305) 595-2309
                                                 www.miamicpas.net



April 7, 2003

Securities and Exchange Commission
Washington, D.C. 20549

Re: NuWay Medical, Inc.
File No. 33-43423

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of NuWay Medical, Inc. dated March 31, 2003, and agree with the statements concerning our Firm contained therein.


/s/ Shubitz Rosenbloom & Co., PA

Shubitz Rosenbloom & Co., PA

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